UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 24, 2002

FiNet.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18108	94-3115180

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2527 Camino Ramon, Suite 200, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)

(925) 242-6600

(Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant.

            Effective December 17, 2002, the Audit Committee and Board of Directors of FiNet.com, Inc., a Delaware corporation ("FiNet"), have dismissed Ernst & Young LLP ("Ernst & Young") as its independent accountant and, appointed Grant Thornton LLP ("Grant Thornton") to that position.  The decision to change independent accountants was approved by FiNet's Audit Committee and Board of Directors.

            The reports of Ernst & Young on FiNet's financial statements for either of the past two years and subsequent interim periods contained no adverse opinion or disclaimer, or were qualified or modified as to uncertainty, audit scope, or accounting principles.

            During FiNet's two most recent fiscal years and any subsequent interim periods preceding such dismissal there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

            During FiNet's two most recent fiscal years and any subsequent interim periods preceding the appointment of Grant Thornton as its independent accountant, FiNet did not consult with Grant Thornton on any matters.

            A copy of Ernst & Young's letter to the Securities Exchange Commission attesting to its agreement with the above information attached as Exhibit 99.1 hereto and a copy of FiNet's press release announcing such events is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 7. Exhibits.

Exhibit 99.1	Letter from Ernst & Young LLP

Exhibit 99.2	Press Release dated December 24, 2002 entitled, "FiNet.com Appoints Grant Thornton As Independent Accountants."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiNet.com, Inc. (Registrant)

Dated: December 24, 2002	By:	/s/ L. Daniel Rawitch

L. Daniel Rawitch, President and Chief Executive Officer

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